           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 1996
                                                   REGISTRATION NO. 333-________
- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                              --------------------------

                                       FORM S-3
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933

                              --------------------------

                          VITAFORT INTERNATIONAL CORPORATION
                  (Exact name of registrant as specified in charter)

                              --------------------------

Delaware                                                            68-0110509
- --------                                                            ------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification Number)


                               1800 Avenue of the Stars
                                      Suite 480
                            Los Angeles, California 90067
                               Telephone (310) 552-6393

                              --------------------------

                 (Address, including zip code, and telephone number,
            including area code of registrant's principal executive office and principal place of business)

                              --------------------------

                               Mark Beychok, President
                          Vitafort International Corporation
                         1800 Avenue of the Stars, Suite 480
                            Los Angeles, California 90067
                               Telephone (310) 552-6393

                              --------------------------

              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                              --------------------------

                                      Copies to:
                                 Harry S. Stahl, Esq.
                                   McKenna & Stahl
                             2603 Main Street, Suite 1010
                            Irvine, California 92714-6232
                                    (714) 752-2800

        This Form S-3 consists of 37 pages (including exhibits).  The index to exhibits is set forth on sequential page 37.

                               [Page 1 of Facing Page]

    Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or investment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act"), other than securities offered in connection with dividend or investment plans, check the following box. / X /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                           CALCULATION OF REGISTRATION FEE

    ----------------------------------------------------------------------------
                                       PROPOSED      PROPOSED
                                        MAXIMUM       MAXIMUM
     TITLE OF          SHARES          OFFERING      AGGREGATE     AMOUNT OF
    SHARES TO BE       TO BE           PRICE PER     OFFERING    REGISTRATION
    REGISTERED       REGISTERED (1)     SHARE (2)     PRICE (2)      FEE (2)
    ----------------------------------------------------------------------------
      Common
       Stock         93,093,084          $0.27      $25,135,133     $ 8,667.29
    ($.0001 Par        Shares (3)
      Value)
    ----------------------------------------------------------------------------

                                                      TOTAL DUE    $ 8,667.29
                                                                   ----------
                                                                   ----------
(1) The 93,093,084 shares of Common Stock being registered hereby consists of the following:

    (a) 1,600,000 shares of Common Stock issued in private placement transactions in the last half of 1993.

    (b) 3,750,000 shares of Common Stock previously issued, and 400,000 shares of Common Stock issuable, if at all, upon the exercise of options, issued in private placement transactions in January 1994.

    (c) 27,991,663 shares of Common Stock previously issued, and 33,544,391 shares of Common Stock issuable, if at all, upon the exercise of options, issued in private placement transactions between September of 1995 and January of 1996.

    (d) 2,200,000 shares of Common Stock previously issued, and 2,200,000 shares of Common Stock issuable, if at all, upon the exercise of options, issued in private placement transactions in May of 1996.

    (e) 9,264,889 shares of Common Stock previously issued, and 7,914,998 shares of Common Stock issuable, if at all, upon the exercise of options, issued in debt to equity conversion agreements between September 1995 and January 1996.

    (f) 3,870,000 of Common Stock issuable, if at all, upon the exercise of stock purchase options issued to various vendors, employees, and consultants to the Registrant, and 357,143 shares issued as a result of the exercise of such options.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) of the Securities Act, the registration fee has been calculated based upon the average of the bid and asked prices quoted on the OTC Electronic Bulletin Board for the Company's Common Stock on May 31, 1996.

(3) Pursuant to Rule 416 of the Securities Act, there are also being registered hereunder such additional shares as may be issued to the selling stockholders because of future stock dividends, stock distributions, stock splits or in accordance with other capital adjustment and anti-dilution provisions of warrants and options.

                            ------------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            SEE "RISK FACTORS" AT PAGE 9

                          VITAFORT INTERNATIONAL CORPORATION
                                Cross Reference Sheet

                      Pursuant to Item 501(b) of Regulation S-K
                    Showing Location in Prospectus of Information
                            Required by Items of Form S-3



                   Form S-3 Item                                                  Caption or
                 Number and Caption                                         Location in Prospectus
                 ------------------                                         ----------------------
1.  Forepart of the Registration Statement and             Forepart of the registration Statement; Outside
         Front Cover Page of Prospectus                    Front Cover

2.  Inside Front and Outside Back Cover Pages of           Inside Front and Outside Back Cover Pages of
         Prospectus                                        Prospectus

3.  Summary Information, Risk Factors and Ratio            The Company; Summary of the Offering; Risk
         of Earnings to Fixed Charges                      Factors (see page 9)

4.  Use of proceeds                                        Use of Proceeds

5.  Determination of Offering Price                        Not Applicable

6.  Dilution                                               Not Applicable

7.  Selling Security Holders                               Selling Stockholders

8.  Plan of Distribution                                   Plan of Distribution

9.  Description of Securities to be Registered             Not Applicable

10. Interest of named Experts and Counsel                  Not Applicable

11. Material Changes                                       Risk Factors (see page 9);  Incorporation of
                                                           Certain Information by Reference

12. Incorporation of Certain Information by                Incorporation of Certain Information by
         Reference                                         Reference

13. Disclosure of Commission Position on                   Not Applicable
         Indemnification for Securities Act
         Liabilities


             ------------------------------------------------------------

                     PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION
                                 DATED JUNE 11, 1996
             ------------------------------------------------------------

                          VITAFORT INTERNATIONAL CORPORATION

                                     COMMON STOCK
                                  ($.0001 PAR VALUE)

                          93,093,084 SHARES OF COMMON STOCK
                       OFFERED BY CERTAIN SELLING STOCKHOLDERS

    This Prospectus relates to 93,093,084 shares of Common Stock which consists of:

         (a) 1,600,000 shares of Common Stock issued in private placement transactions in the last half of 1993.

         (b) 3,750,000 shares of Common Stock previously issued, and 400,000 shares of Common Stock issuable, if at all, upon the exercise of options, issued in private placement transactions in January 1994.

         (c) 27,991,663 shares of Common Stock previously issued, and 33,544,391 shares of Common Stock issuable, if at all, upon the exercise of options, issued in private placement transactions between September of 1995 and January of 1996.

         (d) 2,200,000 shares of Common Stock previously issued, and 2,200,000 shares of Common Stock issuable, if at all, upon the exercise of options, issued in private placement transactions in May of 1996.

         (e) 9,264,889 shares of Common Stock previously issued, and 7,914,998 shares of Common Stock issuable, if at all, upon the exercise of options, issued in debt to equity conversion agreements between September 1995 and January 1996.

         (f) 3,870,000 of Common Stock issuable, if at all, upon the exercise of stock purchase options issued to various vendors, employees, and consultants to the Company, and 357,143 shares issued as a result of the exercise of such options. See "Selling Stockholders".

    The shares of Common Stock may be offered for sale from time to time by the Selling Stockholders or by donees, pledgees, transferees, or other successors in interest through ordinary brokerage transactions in the over-the-counter market, either directly or through brokers or to dealers, in private sales, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders. The Selling Stockholders, and not the Company, will pay or assume all applicable brokerage commissions or other costs of sale as may be incurred in the sale of such securities. See "Selling Stockholders" and "Plan of Distribution".

    The Company will assume no responsibility for the sale of the shares of Common Stock of the Selling Stockholders, nor can there be any assurances that a liquid trading market will exist for the sale of the shares of Common Stock to be offered by the Selling Stockholders. See "Risk Factors."

    The Company's Common Stock is traded in the over-the-counter market and is quoted on the OTC Electronic Bulletin Board maintained by Nasdaq under the symbol "VFRT". On May 31, 1996, the closing price bid for the Common Stock on the OTC Electronic Bulletin Board was $0.27 per share.


             THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK
            AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE
           LOSS OF THEIR ENTIRE INVESTMENT.  SEE "RISK FACTORS" AT PAGE 12.

             ------------------------------------------------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
              SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
              COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                    THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
              ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- --------------------------------------------------------------------------------
                                  TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION                                                        P-3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                              P-4
THE COMPANY                                                                  P-4
RECENT DEVELOPMENTS                                                          P-5
RISK FACTORS                                                                 P-5
USE OF PROCEEDS                                                             P-10
SELLING STOCKHOLDERS                                                        P-10
PLAN OF DISTRIBUTION                                                        P-16
LEGAL MATTERS                                                               P-16
STATEMENT OF INDEMNIFICATION                                                P-16
EXPERTS                                                                     P-17


    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT
BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF ANY
OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE
AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED
OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
- --------------------------------------------------------------------------------
                            ------------------------------

                     THE DATE OF THIS PROSPECTUS IS JUNE 11, 1996

                                AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 5th Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 13th Floor, Seven World Trade Center, New York, New York 10048; 10960 Wilshire Boulevard, Suite 1710, Los Angeles, California 90024, and 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the Commission at 450 5th Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents filed by the Company with the Commission (File No. 0-18438) under the Exchange Act are incorporated in this Prospectus by reference:

    1.   Annual Report on Form 10-KSB for the fiscal year ended December 31,
         1995;

    2. Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30 and September 20, 1995, and March 31, 1996, respectively;

    3.   Current Report on Form 8-K dated May 2, 1996;

    4. The Company's Registration Statement on Form S-18, file 33-31883 (filed with the Commission on October 31, 1989), as amended, which contains descriptions of the Company's Common Stock and certain rights relating to the Common Stock, including any amendment or reports filed for the purpose of updating such descriptions;

    5. In addition to the foregoing, all other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock.

    The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the request of such person, a copy of any or all of the documents which are incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Written or telephone requests should be directed to Vitafort International Corporation, 1800 Avenue of the Stars, Suite 480, Los Angeles, California 90067, Attention:
Eloy Ellis; telephone (310) 552-6393.

                              [LEFT BLANK INTENTIONALLY]


                                     THE COMPANY

    Vitafort International Corporation (the "Registrant", the "Company" or "Vitafort") was formed as a California corporation in 1986 and reincorporated as a Delaware corporation in 1989. Until May 1993, Vitafort was in the businesses of formulating and developing value added foods and beverages for third parties and marketing branded seafood. In May 1993, these businesses were discontinued and, later in 1993, the Registrant disposed of these businesses. In September 1993, the Registrant installed new management and entered the business of developing and marketing branded low fat and fat free foods using proprietary formulations and processes. During 1994, Vitafort continued with the development of the business it had entered in 1993 and, in June 1994, commercially introduced a line of fat free brownies under the brand name Fudgets-Registered Trademark-.

    In 1995, the Company continued the development of its business of developing, manufacturing and marketing low fat and fat free foods. In late 1995 and early 1996, Vitafort began commercial production of Caketts-TM-, a line of fat free cakes, and Juliettes-TM- a line of low fat chocolate candies. Vitafort also markets a line of meatless cold cuts under the brand name Trim Slice/Vegicatessen-TM-, a product line that it acquired in 1993. The Company's efforts during 1995 were hampered by a lack of operating capital primarily resulting from the failure to complete a proposed private placement in the first part of 1995. Management believes that the Company's product development, manufacturing and marketing efforts will be enhanced in 1996 as a result of the completion of a $4 million equity financing in January 1996 and other private
placements of its securities.   The Company will seek to improve its sales and
production of
existing products and to develop and market additional branded fat free products during 1996. While management is encouraged by the performance of the Company's products, the Company's business, which was hampered by severe working capital shortages, did not achieve profitability during 1995.

    The Company is developing additional fat free and low fat foods which it anticipates introducing during 1996 and beyond, including additional fat free and low fat bakery items, as well as additional varieties of fat-free and low fat candies. However, no assurance can be given that the Company will be able to successfully complete the development of these products or that they will prove to be commercially viable.

    The Company's fat free brownies and cakes and low fat confectionery items are based upon the Company's proprietary formulas, processes, procedures and technologies, including proprietary technologies for bonding fat free ingredients to improve taste and texture. The Company seeks to protect its proprietary information through secrecy agreements with employees, suppliers and manufacturers. If the Company is advised by counsel that any of its processes, procedures or other techniques are patentable, then it may seek appropriate patent protection.

    The Company's products are made from generally available ingredients which are then converted into the Company's unique products through the Company's proprietary processes, procedures and technology.

    Although management believes that the Company's products are unique and are superior in taste to other products with which it competes, the food industry is characterized by the continual development of new products employing various new technologies and processes. Accordingly, no assurance can be given that new products will not be developed and marketed which are superior to the Company's products in taste, texture, feel and nutritional value or that the Company's products will continue to maintain their market acceptance.

    The Company's principal executive offices are located at 1800 Avenue of the Stars, Suite 480, Los Angeles, California 90067, and its telephone number is
(310) 552-6393.

                                 RECENT DEVELOPMENTS

On May 2, 1996, pursuant to a the terms of a letter agreement, dated May 1, 1996, and the attachments thereto ("FPA") the Registrant acquired the trademarks "Auburn Farms" and "Nature's Warehouse" and certain related trademarks, trade dress, and related intangibles in a foreclosure sale from secured lenders of Auburn Farms, Inc. d.b.a. Nature's Warehouse ("AFI"). The purchase price under the FPA consisted of $75,000 and deferred payments based upon gross sales (as defined in the FPA) of products sold by the Company which bear the acquired trademarks.

                                     RISK FACTORS

LIMITED OPERATING HISTORY

    The Company was formed in 1986 and until May 1993 the Company was in the business of formulating and developing value-added foods and beverages for third parties and marketing branded seafood. In May 1993 these businesses were discontinued and later in 1993 the Company disposed of these businesses. In September 1993 the Company installed new management and entered the business of developing and marketing branded low fat and fat-free foods using proprietary formulations and processes. In June 1994 the Company commercially introduced its principal product, a line of fat-free brownies under the brand name "Fudgets". The Company's business did not achieve profitability during 1994 or 1995 and although management is encouraged by the performance of the Company's new products there can be no assurance that the Company will be profitable in the future. Furthermore, future revenues and profits, if any, will be dependent on many factors, including, but not limited to, the Company's ability to expand its operations in a timely manner to meet demand, competition from other makers of fat-free products and market acceptance of the Company's products.

MARKET ACCEPTANCE AND DEPENDENCE ON PRINCIPAL PRODUCT

    Consumer preferences for snack foods in general, and for fat-free and low-fat foods in particular, are continually changing and are extremely difficult to predict. The Company currently derives over 98% of its revenues from sales of Fudgets and approximately 2% from the meatless cold cuts line marketed under the brand name "Trim Slice/Vegicatessen." There can be no assurance that the Company's products will achieve a significant degree of market acceptance, that acceptance, if achieved, will be sustained for any significant period or that product life cycles will be sufficient to permit the Company to recover start-up and other associated costs. Failure of the Company's products to achieve or sustain market acceptance would have a material adverse effect on the Company's business, financial condition and results of operations.

COMPETITION

         The market for snacks is large and highly competitive. Competitive factors in the snack industry include product quality and taste, brand awareness among consumers, access to supermarket shelf space, price, advertising and promotion, variety of snacks offered, nutritional content, product packaging and package design. The Company competes in the snack food market segment principally on the basis of nutritional content and product quality and taste. The Company's fat-free and low-fat products are priced higher than traditional snacks. As a result, price erosion due to competitive factors would have a material adverse effect on the Company.

         The Company also competes with a number of manufacturers in the fat-free and low-fat portion of the industry, including Health Valley Foods, Nabisco (Snackwell's) and Pepperidge Farms (Greenfield). Additional competitors include regional and private label snack companies. Potential entrants in the fat-free and low-fat snack food market segment include the national competitors and private label competitors.

         Certain of the Company's products are made using proprietary production processes designed by the Company. There is no assurance that others will not develop equivalent or better technology and processes for manufacturing fat-free and low-fat snacks, which could materially adversely affect the Company's business, financial condition and results of operations.

DEPENDENCE ON KEY EXECUTIVE OFFICERS AND OTHER QUALIFIED PERSONNEL

         The Company is highly dependent on certain key personnel, including Mark Beychok, its President and Chief Executive Officer. The other key personnel are Lawrence Brucia, Director of Product Development; John Coppolino, Director of Sales; and Eloy Ellis, Director of Finance & Administration. The loss of one or more key personnel could have a material adverse effect on the Company's business, financial condition and results of operations. The Company intends to obtain key man life insurance policies payable to the Company in the amount of $1.5 million on the life of Mr. Beychok. The recruitment, retention and motivation of skilled executives, sales and technical personnel and other employees are important to the Company's operations. Although the Company has not experienced significant problems in recruiting and retaining qualified personnel, there can be no assurance that it will not encounter such problems in the future.

RELIANCE OF NEW TECHNOLOGY

         The Company relies heavily on its own trade secrets relating to its proprietary processes. As is typically the case with new technologies, the Company has encountered a variety of problems implementing this technology during the initial phases of its production, which has resulted in some interruptions of production. Technological problems result in delays and increased costs when they arise, and there can be no assurance that unforeseen technological problems will not slow the rate of the Company's expansion or increase the costs of manufacturing, or other costs. The occurrence of such events could adversely affect the Company's business, financial condition and results of operations.

AVAILABILITY OF SHELF SPACE

         The majority of the Company's sales are made through supermarkets, and the Company expects supermarket sales to constitute a significant portion of its future sales. Such sales are affected by access to shelf space, which is limited. Food retailers typically seek concessions, allowances or other discounts from food manufacturers and suppliers, such as the Company and its distributors, in return for shelf space. Although to date the Company has not incurred material expenditures to obtain shelf space, the Company believes that it may have to incur such expenditures in the future in order to obtain or retain shelf space for its products. Such expenditures, if significant, could adversely affect the Company's business, financial condition and results of operations.

CONTRACT MANUFACTURING AGREEMENTS

         In order to achieve economies of scale and production flexibility the Company has entered into contract manufacturing agreements with established food manufacturers which have the facilities for the production of its products. In the event of a contract dispute between the Company and any of these contract manufacturers or if any contract manufacturer experiences an interruption in its business as a result of labor disputes, acts of God or a similar occurrence over which the Company has no control, such an event could materially and adversely affect the Company's business.

MANAGEMENT OF GROWTH

         The Company intends to expand its operations significantly during 1996 and thereafter, through the expansion of its sales and marketing capacity, and the expansion and addition of distribution channels. There can be no assurance that the Company will have available sources of funds necessary to achieve rapid growth, or that the Company will be able successfully to match its production capacity to the demand for its products in a timely manner or to build and maintain its distribution system. The Company has no long-term contracts with its distributors. The Company has previously experienced problems both with a slowing of demand and resulting excess capacity, as well as with sharp increases in demand and resulting shortages of capacity. Efforts by the Company to increase production rapidly in order to meet sharp increases in demand have sometimes resulted, and could in the future result, in additional expenses that materially increase the cost of goods sold and reduce profitability. The occurrence of any of these events would likely have a material adverse effect on the Company's business, financial condition and results of operations, as well as on its distribution relationship and prospects. Because Fudgets and other of the Company's fat-free products have a limited shelf life, the Company cannot produce significant inventories for later sale. In addition, because the Company's production process relies upon recently developed technology, it is possible that unforeseen technological problems could arise that would slow the rate or increase the cost of expansion of the Company's production capacity through its contract manufacturing agreements.

         Successful management of rapid growth will require the Company to continue to implement and improve its financial, accounting and management information systems and to hire, train, motivate and manage its employees, including additional middle management, sales and marketing employees. A failure to manage the Company's growth effectively would have a material adverse effect on the Company's business, financial condition and results of operations, and on its ability to execute its business strategy successfully.

NO DIVIDENDS

         To date, the Company has not paid any dividends on its Common Stock and does not intend to declare any dividends in the foreseeable future.

PATENTS, TRADEMARKS AND PROPRIETARY RIGHTS

         The Company's success is greatly dependent on its ability to preserve its trade secrets and trademarks and operate without infringing the proprietary rights of third parties. In addition, because the Company does not own any issued patents, its success is also dependent on its own ability to obtain new patents on such processes and equipment used by the Company. There can be no assurance that the licensed patents will provide sufficient protection for the Company's present or future technologies, products and processes. In addition, there can be no assurance that others will not independently develop substantially equivalent or improved methods of manufacturing fat-free or low-fat snack products or obtain access to the Company's know-how. The Company has registered the trademarks "Fudgets," "Trim Slice/Vegicatessen," "Just Like Peanut Butter," "Heart and Soul," "Caketts," and "Truffets" in the United States. No assurance can be given as to the degree of protection the licensed patents and the trademark will afford, the validity of such patents or the Company's ability to avoid violating or infringing any patents issued to others. Moreover, there can be no guarantee that any patents licensed by the Company will not be infringed by others. Defense and prosecution of patent claims can be expensive and time consuming, even in those instances in which the outcome is favorable to the Company, and can result in the diversion of resources from the Company's other activities. An adverse outcome could subject the Company to significant liabilities to third parties, require the Company to obtain licenses from third parties or require the Company to cease any related product development activities or sales.

         The Company's success is also dependent upon the skills, knowledge and experience (none of which is patentable) of its technical personnel. To help protect its rights, the Company requires all employees to enter into confidentiality agreements that prohibit the disclosure of confidential information to anyone outside the Company. There is no assurance, however, that these agreements will provide adequate protection for the Company's trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.

GOVERNMENT REGULATION

         The packaged food industry is subject to numerous federal, state and local government regulations, including those relating to the preparation, labeling and marketing of food products. The Company is particularly affected by the recently enacted Nutrition Labeling and Education Act ("NLEA"), which requires specified nutritional information to be disclosed on all packaged foods. The Company's labeling currently meets these requirements. In addition, the NLEA, which is administered by the Food and Drug Administration ("FDA"), strictly regulates the standards that must be met to make a claim that a product is "fat-free" or "low-fat." In addition, the FDA standards could conceivably be lowered further or reduced to zero. Changes in fat content could adversely affect the taste and texture of the Company's products and their acceptability to consumers, which could adversely affect the Company's sales and results of operations. Labeling standards imposed by certain other countries may vary from those in the United States. For example, Canada requires that any product claiming to be "fat-free" have less than 0.2 grams of fat per ounce (as compared to the new NLEA requirement of less than 0.5 grams per serving). The Company's operations are also governed by laws and regulations relating to work place safety and worker health, principally the Occupational Safety and Health Act ("OSHA"). The Company believes that it is currently in compliance with such laws and regulations, and that the costs of complying with OSHA and FDA regulations are not burdensome.

LIMITED MARKET AND POSSIBLE ILLIQUIDITY OF SHARES

         The market price for the Company's securities may be significantly affected by such factors as the Company's financial results, the introduction of new products, and various factors affecting the food industry generally. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for many companies, particularly small and emerging growth companies the common stock of which trade in the over-the-counter market, have experienced wide price fluctuations not necessarily related to the operating performance of such companies. The market price for the Company's Common Stock may be affected by general stock market volatility. Currently there is a limited market for the Company's Common Stock in the over-the-counter ("OTC") market as the Common Stock is traded in the OTC Bulletin Board. The OTC market is smaller than other securities markets, and prices for OTC securities are not generally published in the news media. Information about the Company and transactions in the Company's shares may be more limited on the OTC market. Further, because the price of the Common Stock is below $5.00 per share and the Company does not have at least $5,000,000 in net tangible assets, the Company's Common Stock is deemed to be a "penny stock" under applicable rules of the SEC. Penny stocks are subject to additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers (as defined in such rules) and accredited investors (generally, institutions and, for individuals, an investor with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with such investor's spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser's written consent to the transaction prior to the purchase. Consequently, the rules may restrict the ability of broker-dealers to sell the Common Stock and may affect the ability of holders of Common Stock to sell their shares in the secondary market. The above-described rules may materially adversely affect the liquidity of the market for the Company's Common Stock.

                                   USE OF PROCEEDS

         The Company will realize no proceeds on the sale of Common Stock by the Selling Stockholders.

                                 SELLING STOCKHOLDERS

         The following table sets forth the name of each Selling Stockholder, the nature of his position, office, or other material relationship to the Company for the past three years and the number of shares of Common Stock of each such Selling Stockholder (1) owned of record as of May 31, 1996; (2) which are to be offered hereunder; (3) which are to be owned by each such Selling Stockholder assuming the sale of all shares offered hereunder; and (4) the percentage of outstanding shares of Common Stock to be owned by each Selling Stockholder after the sale of the shares to be offered hereunder. There can be no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the Common Stock offered by them pursuant to this Prospectus.

                                                                                                                       PERCENTAGE
                                                                                                                           OF
                                                                                                     NUMBER               COMMON
                                                           NUMBER OF           NUMBER OF            OF SHARES         STOCK TO BE
                                                         SHARES OWNED        SHARES TO BE             OWNED               OWNED
                                                         PRIOR TO THE         SOLD IN THE           AFTER THE           AFTER THE
NAME OF STOCKHOLDER                                         OFFERING            OFFERING             OFFERING            OFFERING
- -------------------                                         --------            --------             --------            --------
__________________________________________________________________________________________________________________________________
A. H. Donald Figge                                            100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Abraham Kaplan                                                100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Albert Snell                                                1,083,333           2,166,667                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Aldo A. & Lisa A. Albertoni                                   100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Anthony Long/IRA# 36593027                                    125,000             250,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Antonio Ponte/
RAIFINANZ A.G.                                                 40,000              40,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Arnold Berstein                                               250,000             500,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Arthur & Marcia M. McMorris                                   100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Arthur M. & Irma Mandell                                      200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Barbara & William Patch                                        54,666             109,332                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Barbara & William Patch, Trustees
The Patch Family Trust                                         45,333              90,666                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Barbara V. Schiller                                           600,000           1,200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Barton G. Codiga                                              200,000             430,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Bellair Heating & Air Conditioning                            200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Bill Fraser                                                   121,818             121,818                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Blain Athorn, President/Memory Training
Institute                                                     200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Brooke R. Whitted                                             100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Bryon Ator                                                     62,500             125,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
C. Albert Koob                                                100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Carl J. Dauer                                                 100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Carson Conant                                                 233,333             466,663                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Chappell Conant                                               233,333             466,663                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Charles & Guadalupe Cheng                                     100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Charles & Molly Montes                                        200,000             400,000                   0                *
__________________________________________________________________________________________________________________________________

                                                                                                                       PERCENTAGE
                                                                                                                           OF
                                                                                                     NUMBER               COMMON
                                                           NUMBER OF           NUMBER OF            OF SHARES         STOCK TO BE
                                                         SHARES OWNED        SHARES TO BE             OWNED               OWNED
                                                         PRIOR TO THE         SOLD IN THE           AFTER THE           AFTER THE
NAME OF STOCKHOLDER                                         OFFERING            OFFERING             OFFERING            OFFERING
- -------------------                                         --------            --------             --------            --------
__________________________________________________________________________________________________________________________________
Charles R. Damaske                                            400,000             800,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Charles Simpson                                               125,000             250,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Chris Nicolaou                                                 50,000              50,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Christopher W. Antley                                         600,000           1,200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Christy Schumar                                                30,000              30,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Clarence & Ada Miller                                         750,000           1,500,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Clarence E. & Ada M. Miller, Trustees                         200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Coda, Inc.                                                    298,667             298,667                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Cohig & Associates                                            162,425             162,425                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Cornelius Hunt                                                200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Credit des Alpes                                              166,666             166,666                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Cynthia Keefover                                               52,121              52,121                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Dan Duquette                                                  288,299             288,299                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Daniel Ukkstead                                                25,000              25,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
D'Anne Carson                                                   5,000               5,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
David H. Fink, Trustee David H. Fink Revocable                500,000           1,000,000                   0                *
Intervivos Trust dated 9/20/89
- ----------------------------------------------------------------------------------------------------------------------------------
David R. Rice                                                 100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
David Schrager                                                 50,000             100,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Delaware Charter & Trust Co. IRA FBO Ebrahim Talebi           100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Delaware Charter & Trust Co. IRA FBO Jesse Miller             100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Dennis Patterson                                              200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Don Lenauer                                                   250,000             500,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Don Wohl  (1)                                                 400,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Donald Johnson                                                130,000             130,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Dornbusch Mensch Mandelstam & Schaeffer LLP                   300,000             300,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
E&M RP Trust                                                   90,000              90,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
E.L. Ashcroft, III                                            125,000             250,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Ed Wallick                                                      5,000               5,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Edie Kirshner                                                 100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Edward J. & Marilyn J, Rapinchuk, Trustees                    100,000             200,000                   0                *
Rapinchuk Family Trust
- ----------------------------------------------------------------------------------------------------------------------------------
Ernestine W. Miller                                           200,000             400,000                   0                *
Eugene Davis, Trustee
- ----------------------------------------------------------------------------------------------------------------------------------
Davis Family Trust                                            100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Evelyn L. Hankins IRA                                         200,000             400,000                   0                *
First Trust Corp., Trustee
- ----------------------------------------------------------------------------------------------------------------------------------
First Trust Corp., Trustee                                    100,000             200,000                   0                *
Rossario Vallone IRA 138344
__________________________________________________________________________________________________________________________________


                                                                                                                       PERCENTAGE
                                                                                                                           OF
                                                                                                     NUMBER               COMMON
                                                           NUMBER OF           NUMBER OF            OF SHARES         STOCK TO BE
                                                         SHARES OWNED        SHARES TO BE             OWNED               OWNED
                                                         PRIOR TO THE         SOLD IN THE           AFTER THE           AFTER THE
NAME OF STOCKHOLDER                                         OFFERING            OFFERING             OFFERING            OFFERING
- -------------------                                         --------            --------             --------            --------
__________________________________________________________________________________________________________________________________
First Trust Corp., Trustee                                    100,000             200,000                   0                *
Carmen J. Santa Maria IRA D617561
P.O. Box 173301
- ----------------------------------------------------------------------------------------------------------------------------------
First Trust Corp., Trustee                                    100,000             200,000                   0                *
Patrick E. McKibbon IRA D604771
- ----------------------------------------------------------------------------------------------------------------------------------
Food Integrated Technology, Inc.                               90,000              90,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Frank Bianchini                                               400,000             800,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Frank L. & Kay D. Leyba                                       200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Fred Kassner                                                   45,000              45,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Gary Bartlett                                                 125,000             250,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Gary L. Power                                                 200,000             420,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
George Cannan                                                 400,000             800,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
George Furla                                                  600,000           1,000,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
George Katcavage                                              100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Gerard J. Mc Lain                                             200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Glenn A McCusker                                              375,000             375,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Government Capital Corp.                                      100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Grant M. Codiga                                               200,000             410,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Gregory Ebbitt                                                250,000             500,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Hal & Nancy Stratton                                          125,000             125,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Harley S. Geller                                              200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Harley Schear, M.D.                                           200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Henk & Benita Mulyapatera                                     325,000             650,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Herman Jacobs                                               2,450,000           2,450,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Imperial Valley Emergency Physicians Inc.                     100,000             200,000                   0                *
Money Purchase Pension Plan FBO Uri Guefen
- ----------------------------------------------------------------------------------------------------------------------------------
Jack Vink                                                      36,545              36,545                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Jacob Kuijper                                                  40,606              40,606                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Jalil Pahlavan                                                666,666           1,333,332                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
James S. Sanders                                              425,000             850,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
JDK & Associates                                            2,000,000           2,000,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Jeanette Day                                                  100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Jeffery D. Salberg                                            200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Jerome H. Lipman & Linda Lipman JTWROS                        333,333             666,667                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
John & Virginia Astorian, Trustees                            100,000             200,000                   0                *
Astorian Family Trust Dated October 6, 1993
- ----------------------------------------------------------------------------------------------------------------------------------
John Catsimitidis                                              90,000              90,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
John J. & Susan J. Waters                                     200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
John K. Waken & Gracie E. Waken, Cotrustees                   400,000             800,000                   0                *
UDT Dated 12-19-93, FBO John K. Waken &
Gracie E. Waken Trust
__________________________________________________________________________________________________________________________________

                                                                                                                       PERCENTAGE
                                                                                                                           OF
                                                                                                     NUMBER               COMMON
                                                           NUMBER OF           NUMBER OF            OF SHARES         STOCK TO BE
                                                         SHARES OWNED        SHARES TO BE             OWNED               OWNED
                                                         PRIOR TO THE         SOLD IN THE           AFTER THE           AFTER THE
NAME OF STOCKHOLDER                                         OFFERING            OFFERING             OFFERING            OFFERING
- -------------------                                         --------            --------             --------            --------
__________________________________________________________________________________________________________________________________
John Mallory/IRA# 72589730                                    125,000             250,000                   0                *
Southwest Securities, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
John P. & Ivy Mooney                                          200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Josef F. & Roxanne Korzeniowski                               100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Ken Berg                                                      275,000              25,000             250,000                *
- ----------------------------------------------------------------------------------------------------------------------------------
Kevin McEneely                                              1,390,000           2,830,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Kieth Himes                                                     5,000               5,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Kim Choy                                                      575,000           1,150,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Kimberly Stuart                                                 5,000               5,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Kurt Martin                                                   600,000             600,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
LaJolla Securities Corp.                                      220,091             220,091                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Larry D. Washington, Jr.                                      400,000             800,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Larry Salberg                                               1,000,000           2,000,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Lawrence K. Johnston, Trustee                                 100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Lawrence Lieberman                                            266,666             533,332                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Lewis Bernstein & Rosalyn Samuel Bernstein, Trustees          100,000             200,000                   0                *
Lewis Bernstein & Rosalyn Samuel Bernstein Family Trust,
Dated June 12, 1978
- ----------------------------------------------------------------------------------------------------------------------------------
Linda Delvechia                                                30,000              30,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Lloyd DeBruycker                                              400,000             800,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Loyal & Leta Seeds                                            100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
M. Loewenthal, Plan Administrator                             200,000             400,000                   0                *
RDA Trading Inc. Pension Plan
- ----------------------------------------------------------------------------------------------------------------------------------
Marc Voit                                                     100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Marianne Pavon                                                 20,000              20,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Marilee Conant                                                566,666           1,133,336                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Mark & Belva DeBruycker                                       100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Mark M. Barone, DC                                            100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Max & Grace Gottlieb, Trustees Gottlieb Living Trust          100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Mei-Ruey Lee                                                  300,000             600,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Melvin I. Kaufman                                             400,000             800,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Merrick Okamoto                                               245,000             245,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Michael & Laura Rasmovich, Trustees                            67,200              67,200                   0                *
Michael & Laura Rasmovich Tust dated 12/14/93
- ----------------------------------------------------------------------------------------------------------------------------------
Michael A. Knowles                                            300,000             600,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Michael Schrager                                               50,000             100,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Nicholas Konstant                                           5,715,000           2,600,000           3,915,000               2.87%
- ----------------------------------------------------------------------------------------------------------------------------------
Norm Hitzges                                                   62,500             125,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Paola Ricci                                                         0              26,667                   0                *
__________________________________________________________________________________________________________________________________

                                                                                                                       PERCENTAGE
                                                                                                                           OF
                                                                                                     NUMBER               COMMON
                                                           NUMBER OF           NUMBER OF            OF SHARES         STOCK TO BE
                                                         SHARES OWNED        SHARES TO BE             OWNED               OWNED
                                                         PRIOR TO THE         SOLD IN THE           AFTER THE           AFTER THE
NAME OF STOCKHOLDER                                         OFFERING            OFFERING             OFFERING            OFFERING
- -------------------                                         --------            --------             --------            --------
__________________________________________________________________________________________________________________________________
Patricia Bozarjian                                            100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Patrick McEneely                                              205,000             385,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Paul & Marietta Heaton                                        100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Paul Linam                                                    525,000           1,050,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Paul Swim                                                     100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Peter Benz, President|Bi-Coastal Corporation                  357,143             357,143                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Peter Blowitz                                                 297,312             297,312                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Peter Furla                                                   100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Peter J. Leahy IRA                                            200,000             420,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Pro-Systems Fab, Inc.                                         200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
R. Logan Kock & Caroline Davidson-Kock                        100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Radu Popa                                                       5,000               5,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Randy Sasaki                                                   96,966              96,966                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Randy Stewart                                                 200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
RC Trading Co Inc.                                            400,000             800,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Richard & Sharon Thompson Living Trust                        400,000             800,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Richard Cristea                                               333,333             666,666                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Richard Kaplan                                                899,062             435,564                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Robert & Cynthia Wunderlich                                   100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Robert & Judy Faust                                           496,000             496,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Robert B. Graham                                            1,000,000           2,000,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Robert Brown                                                  149,333             149,333                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Robert Carl Stuberg                                           100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Robert F. Chatfield-Taylor                                    100,000             200,000                   0                *
Advest Inc, Custodian FBO
- ----------------------------------------------------------------------------------------------------------------------------------
Robert K. Brown                                               200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Rochelle Weinkranz                                            999,999           2,999,998                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Roger Zuffrey                                                 250,000             500,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Ronald P. Iannelli                                            100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Roy A. Martinez                                               200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Ryan McEneely                                                 205,000             385,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
S.F. Bier & Company                                                 0              40,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Sam L. & Carol J. Piazza, Trustees                            100,000             200,000                   0                *
Piazza Family Trust Dated 2/9/89
- ----------------------------------------------------------------------------------------------------------------------------------
Scott Liolios                                                  96,966              96,966                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Scott P. Merrell                                              100,000             200,000                   0                *
__________________________________________________________________________________________________________________________________
Shorland & Helen L. Hunsaker                                  100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Soni M. Rice Sandberg & Jeffrey D. Rice, Trustees             100,000             200,000                   0                *
Rice Family Trust
- ----------------------------------------------------------------------------------------------------------------------------------
Spero Furla                                                   100,000             200,000                   0                *
__________________________________________________________________________________________________________________________________


                                                                                                                       PERCENTAGE
                                                                                                                           OF
                                                                                                     NUMBER               COMMON
                                                           NUMBER OF           NUMBER OF            OF SHARES         STOCK TO BE
                                                         SHARES OWNED        SHARES TO BE             OWNED               OWNED
                                                         PRIOR TO THE         SOLD IN THE           AFTER THE           AFTER THE
NAME OF STOCKHOLDER                                         OFFERING            OFFERING             OFFERING            OFFERING
- -------------------                                         --------            --------             --------            --------
__________________________________________________________________________________________________________________________________
Stephen B. Powers                                             200,000             440,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Steve G. Illes                                              1,000,000           2,000,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Steven B & Janet M Reid                                       250,000             250,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Susan Weinkranz                                             1,833,332           3,666,664                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Taylor Fletcher/Southwest Marketing                           250,000             500,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Terry J. Bachmeier                                            100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Terry Lewis                                                   450,000             450,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
The Cook Revocable Living Trust                               100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Themis G. Galanis                                             100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Thomas & Stella Loughlin                                      200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Thomas Farmer                                                 125,000             250,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Tim Hovland                                                   100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Tim Temple                                                    105,000             205,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Todd Poindexter                                                10,000              10,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Toluca Pacific Securites                                      146,668             146,668                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Tom Guyman                                                    100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Tony Hill                                                     200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
TP Holding Corp.                                              200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Transcorp FBO Alvin M. Gottlieb, M.D.                         100,000             200,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Trent Gribben                                                  39,000              39,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Troy Peters                                                    44,667              44,667                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Uri Guefen, Trustee                                           100,000             200,000                   0                *
Guefen Family Trust
- ----------------------------------------------------------------------------------------------------------------------------------
ATCOLP Investment Partners, LP                              3,750,000           3,750,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Victor Conant                                                 566,666           1,133,336                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Walter C. Schiller                                            300,000             600,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Walter J. Lack                                                125,000             125,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Walter Schultz                                                200,000             400,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Wayne Dahl, D.C.                                              400,000             800,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
Wayne J. Levi                                                 448,000             448,000                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
West America Securities Corporation                           390,909             390,909                   0                *
- ----------------------------------------------------------------------------------------------------------------------------------
William Haynes/IRA 3001100-3113719
- ----------------------------------------------------------------------------------------------------------------------------------
Nations Bank of Texas                                         250,000             500,000                    0               *
- ----------------------------------------------------------------------------------------------------------------------------------
William J. & Linda A. Somsak                                  100,000             200,000                    0               *
- ----------------------------------------------------------------------------------------------------------------------------------
William K. Guptill                                            100,000             200,000                    0               *
- ----------------------------------------------------------------------------------------------------------------------------------
William O.E. Henry                                             45,000              45,000                    0               *
- ----------------------------------------------------------------------------------------------------------------------------------
Wing Hin Chau                                                 399,999             899,998                    0               *
- ----------------------------------------------------------------------------------------------------------------------------------
Yong Wun Chung, M.D.                                          700,000           1,400,000                    0               *
- ----------------------------------------------------------------------------------------------------------------------------------
Zarko & Irma Vuletic                                          100,000             200,000                    0               *
__________________________________________________________________________________________________________________________________

*Less than 1%

(1) Mr. Wohl is a Director of the Registrant.

(2) These amounts include the shares underlying warrants & options not yet exercised. See items (a) through (f) on page P1 of the Prospectus for a description of securities being registered.

(3) Michael & David Schrager are the adult children of Sheldon Schrager, Chairman of the Board of Directors of Vitafort International Corporation.

                                 PLAN OF DISTRIBUTION


The Common Stock to be sold by the Selling Stockholders may be sold from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The shares of Common Stock offered hereby may be sold by one or more of the following methods, without limitation:
(a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits Purchasers; and (d) face-to-face transactions between sellers and Purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") in connection with such sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 promulgated thereunder might be sold under Rule 144 rather than pursuant to this Prospectus.

The Selling Stockholders will comply with Rule 10b-6 promulgated under the Securities Exchange Act of 1934, as amended, in connection with all resales of Common Stock offered hereby.


                                    LEGAL MATTERS

The validity of the Common Stock being offered hereby, has been passed upon for the Company by McKenna & Stahl, 2603 Main Street, Suite 1010, Irvine, California, Irvine, 92714.


                             STATEMENT OF INDEMNIFICATION


The Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Act (the "Delaware Act") which eliminates or limits the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. Furthermore, under Section 145 of the Delaware Act, the Company may indemnify each of its directors and officers against his expenses (including reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of his having been an officer or director to the extent he acted in good faith and in a manner reasonably believed to be in, or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be determined by the Board of Directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                       EXPERTS


The financial statements and schedules incorporated by reference in this Prospectus have been audited by KPMG Peat Marwick LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                                ADDITIONAL INFORMATION


As of May 31, 1995, the Company had an aggregate of 180,000,000 shares of Common Stock authorized of which 84,874,035 shares of Common Stock were issued and outstanding. Further information concerning the Common Stock of the Company may be found in the documents incorporated by reference above.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (1)


     Securities and Exchange Commission filing fee          $8,667.29
     Transfer Agent's and Registrar's Fees                   1,500.00
     Legal fees and expenses                                10,000.00
     Accounting fees and expenses                            8,000.00
     Miscellaneous                                           1,832.71
                                                          -----------

                      Total                               $ 30,000.00
                                                          -----------
                                                          -----------

    All amounts estimated except for Securities and Exchange Commission filing fee.

    (1) As required by agreements between the Company and the Selling Stockholders, all of these expenses of issuance and distribution will be paid by the Company.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Section 145 of the Delaware General Corporation Law, subject to various exceptions and limitations, the Company may indemnify its directors or officers if such director or officer is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except, in the case of an action by or in the right of the Company to procure a judgment in its favor, as to any matter which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty. The Company shall indemnify its directors or officers to the extent that they have been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, against expenses (including attorneys' fees) actually and reasonably incurred by them in connection therewith. In addition, Delaware law permits a corporation to limit or eliminate the liability of a director to the corporation and its shareholders for negligent breaches of such directors' fiduciary duties in certain circumstances. The foregoing statement is qualified in its entirety by the detailed provisions of Sections 145 and 102 of the Delaware General Corporation Law.

    The Company's Certificate of Incorporation and Bylaws contain provisions with respect to the indemnification of directors and officers which provide for indemnification to the fullest extent provided by Delaware law as described above and which eliminates the liability of directors for negligent breaches of their fiduciary duties to the Company in certain circumstances to the full extent permitted by Delaware law as described above.

ITEM 16. LIST OF EXHIBITS

          3.1      Certificate of Incorporation of Registrant(1)
          3.2      By-laws of Registrant(1)
          3.3 Agreement and Plan of Merger between the Registrant and Vitafort International Corporation, a California corporation(1)
          3.4      Certificate of Designation - Series A Preferred Stock(5)
          3.5      Certificate of Designation - Series B Preferred Stock(5)
          3.6 Certificate of Amendment to the Certificate of Incorporation, November 1991(5)
          3.7      Certificate of Designation - Series C Preferred Stock(5)
          3.8 Certificate of Amendment to the Certificate of Incorporation, filed February 8, 1994 (6)
          3.9      Certificate of Designation - Series D Preferred Stock(6)
          3.10 Certificate of Amendment to the Certificate of Incorporation, filed November, 1995. Incorporated by reference to Exhibit 4.10 filed with the Registrant's Registration Statement on Form S-8 filed January 25, 1996 File Number 33-300435 (the "January 1996 S-8").
          4.1      Specimen Stock Certificate(1)
          4.2      Specimen Redeemable Common Stock Purchase Warrant(1)
          4.3      Form of Warrant Agreement(1)
          4.4      Proposed form of Underwriters Warrant Agreement(1)
          4.6      Warrant Extension Agreement, December 18, 1992(5)
          4.7      Warrant Extension Agreement, December 18, 1994(6)
          4.8      Warrant Extension Agreement, January 18, 1995(6)
          4.9      Warrant Extension Agreement, April 3, 1995(6)
          4.10     Warrant Extension Agreement, May 3, 1995.  Incorporated by
                   reference to Exhibit 4.18 to the January 1996 S-8.
          4.11     Warrant Extension Agreement, June 15, 1995.  Incorporated by
                   reference to Exhibit 4.19 to the January 1996 S-8.
          4.12     Warrant Extension Agreement, July 17, 1995.  Incorporated by
                   reference to Exhibit 4.20 to the January 1996 S-8.
          4.13     Warrant Extension Agreement, August 16, 1995. Incorporated
                   by reference to Exhibit 4.21 to the 1996 S-8.
          4.14     Warrant Extension Agreement, December 31, 1995.
                   Incorporated by reference to Exhibit 4.22 to the January 1996 S-8
          4.15 Warrant Extension Agreement, April 30, 1996. Incorporated by reference to exhibit 4.23 in the S-8 filed by the Registrant on May 22, 1996 ( "the May 1996 S-8")
          4.16 Certificate of Elimination for Series A Preferred Stock, April 26, 1996. Incorporated by reference to exhibit 4.24 in the May 1996 S-8
          4.17 Certificate of Elimination for Series D Preferred Stock, May 6, 1996. Incorporated by reference to exhibit 4.25 in the May 1996 S-8
          5.1      Legal Opinion of McKenna & Stahl
         10.1 Loan Agreement, dated August 19, 1988, between the Registrant and Bishop Capital, L.P. and promissory note in the principal amount of $150,000(1)
         10.2 License Agreement, dated April 25, 1986, between the Registrant and Crystal Geyser Water Registrant and amendment, dated January 7, 1988(1)
         10.3 Demand Promissory Note, dated July 10, 1987, from Registrant to Joseph R. Daly in the principal amount of $300,000 and Modification, dated October 11, 1989(1)
         10.4 License Agreement, dated as of October 9, 1987, between the Registrant and Good Health Beverage, Inc. and amendment, dated November 23, 1988(1)
         10.5 Product Development Agreement, dated as of January 21, 1988, between the Registrant and International Multifoods, Inc.(1)
         10.6 Beverage Agreement, dated as of October 31, 1988, between the Registrant and PowerBurst Corporation(1)

         10.7 Amended and Restated Agreement, dated August 2, 1989, between the Registrant and Vitafort Far East Co., Ltd.(1)
         10.8 Agreement, dated August 11, 1989, between Barry Saltzman, M.D. and Yoshio Tanaka(1)
         10.9 Lease, dated June 13, 1988, between Registrant and Shelterpoint Equities, Ltd. for offices at 591 Redwood Highway, Mill Valley, California(1)
         10.10 Agreement, dated July 25, 1989, between Nutrifish Corporation and Mt. Lassen Trout Farms(1)
         10.11 Salmon Rondelles Joint Development and Marketing Agreement, dated as of September 18, 1989, between Nutrifish Corporation and Norwegian Seafoods, Inc.(1)
         10.12 Whole Salmon Joint Development and Marketing Agreement, dated as of September 26, 1989, between Nutrifish Corporation and Norwegian Seafoods, Inc.(1)
         10.13 Employment Agreement, dated September 13, between the Registrant and Barry K. Saltzman(1)
         10.14 Employment Agreement, dated September 13, between the Registrant and Jeffrey Lewenthal(1)
         10.15     The Registrant's 1989 Stock Option Plan(1)
         10.16 Stock Option Agreement, dated as of July 17, 1989 between the Registrant and Jeffrey Lewenthal(1)
         10.17 Secrecy Agreement, dated as of May 2, 1986, between the Registrant and Hoffman-LaRoche, Inc.(1)
         10.18     Joint Venture Agreement, dated September 29, 1989, between the Registrant and Agrolife Technologies, Inc.(1)
         10.19     Consulting Agreement, dated September 13, 1989, between the
                   Registrant and Randall S. Reis(1)
         10.20 Loan Agreement, dated June 15, 1989, between Union Bank and Joseph R. Daly(1)
         10.21     Form of Employee Confidentiality Agreement.(2)
         10.23 Form of Escrow Agreement by and among the Registrant, Gilford Securities Corp., and certain stockholders of Registrant(1)
         10.24 Promissory Note, made November 21, 1989, by Nutrifish Corporation and payable to Joseph R. Daly(1)
         10.25 Right of First Refusal Agreement, dated November 21, 1989, between Nutrifish Corporation and Joseph R. Daly(1)
         10.26 Production License Agreement for Nutrifish Norwegian Salmon, dated February 2, 1990, between Nutrifish Corporation and Norwegian Seafoods, Inc.(2)
         10.27 Test Market Agreement, dated December 19, 1989, between International Multifoods Corporation and the Registrant.(2)
         10.28 Amendment, dated as of December 19, 1989, to the Product Development Agreement between International Multifoods Corporation and the Registrant.(2)
         10.29 Consulting Agreement, dated February 21, 1990, between the Registrant and Joseph R. Daly.(2)
         10.30 License Agreement between the Registrant and Nulaid Foods, Inc., dated April 30, 1990.(2)
         10.31 License Agreement between the Registrant and Vitafort Latin America, dated July 30, 1990.(2)
         10.32 Termination Agreement between the Registrant and Jeffrey D. Lewenthal, dated September 12, 1990.(2)

         10.33     Settlement Agreement and Full Release between Nicholas J.
                   Caputo and Registrant, dated October 4, 1990.(2)
         10.34     Employment Agreement between the Registrant and Stephen D.
                   Clow, dated December 1, 1990.(2)
         10.35 Employment Agreement between the Registrant and Frank A. Corsini, dated January 2, 1991.(2)
         10.36 Stock Option Agreement between the Registrant and Stephen D. Clow, dated January 2, 1991.(2)
         10.37 Stock Option Agreement between the Registrant and Frank A. Corsini, dated January 2, 1991.(2)
         10.38 Letter Agreement, dated February 1, 1991, amending Consulting Agreement between the Registrant and Joseph R. Daly.(2)
         10.39 Letter Agreement, dated March 12, 1991, between the Registrant and Joseph R. Daly regarding debt reorganization.(2)
         10.40     Consulting Agreement between Norman Kretchmer, M.D., Ph.D., and the Registrant, dated December 20, 1988.(2)
         10.41     Settlement Agreement between the Registrant and PowerBurst
                   Corporation, dated September 23, 1991.(2)
         10.42 Subscription Agreement between the Registrant and Societe Anonyme Financier Industrielle et Garantie, dated
                   November 1, 1991. Incorporated by reference to Exhibit 1 to the Registrant's Report on Form 8-K dated November 1, 1991.
         10.43 Exclusive Distribution Agreement between Registrant and Chicago Fish House, dated June 13, 1991.(2)
         10.44     Larry Lucas Settlement Agreement, dated March 25, 1993.(5)
         10.45     Frank Corsini, Separation Agreement, dated May 18,  1993.(5)
         10.46 Agreement dated October 5, 1993 between the Registrant and Second Nature Technologies, Inc.(3)
         10.47     Food and Beverage Technology Agreement(3)
         10.48 Asset Purchase and Sale Agreement, dated as of June 7, 1993 by and among Crystal Clear Farms, Inc., a Maine corporation, the Registrant and Salmon Distribution Subsidiary, Inc. a Maine corporation which was formerly known as Crystal Clear Farms, Inc.(4)
         10.49 Temporary Operating Agreement dated June 7, 1993 by and among Samuel L. Thompson & Associates, Inc., a Maine corporation, the Registrant and Crystal Clear Farms, Inc. a Maine corporation (now known as Salmon Distribution Subsidiary, Inc.)(4)
         10.50 Non-Competition Agreement dated July 27, 1993 by and between the Registrant and Crystal clear farms, Inc., a Maine corporation.(4)
         10.51 Employment Agreement dated as of November 29, 1993, between the Registrant and Steven Westlund. Incorporated by reference to exhibit 99.01 to Form S-8 filed by the Registrant on March 4, 1994 ("The S-8 filing").
         10.52 Stock Option Agreement dated as of November 29, 1993 between the Registrant and Steven Westlund. Incorporated by reference to exhibit 99.02 to the S-8 filing.
         10.53 Stock Option Agreement dated as of September 15, 1993 between the Registrant and Steven Westlund. Incorporated by reference to exhibit 99.03 to the S-8 filing.
         10.54 Employment Agreement dated as of November 29, 1993 between the Registrant and Peter Benz. Incorporated by reference to exhibit 99.04 to the S-8 filing.

         10.55 Stock Option Agreement dated as of November 29, 1993 between the Registrant and Peter Benz. Incorporated by reference to exhibit 99.05 to the S-8 filing.
         10.56 Employment Agreement dated as of November 29, 1993 between the Registrant and Mark Beychok. Incorporated by reference to exhibit 99.06 to the S-8 filing.
         10.57 Stock Option Agreement dated as of November 29, 1993 between the Registrant and Mark Beychok. Incorporated by reference to exhibit 99.07 to the S-8 filing
         10.58 Stock Option Agreement dated as of September 15, 1993 between the Registrant and Mark Beychok. Incorporated by reference to exhibit 99.08 to the S-8 filing.
         10.59 Consulting Agreement dated as of November 29, 1993 between the Registrant and Herman Jacobs. Incorporated by reference to exhibit 99.09 to the S-8 filing.
         10.60 Stock Option Agreement dated as of November 29, 1993 between the Registrant and Herman Jacobs. Incorporated by reference to exhibit 99.10 to S-8 filing.
         10.61 Vitafort International Corporation 90 Day Operating Plan. Incorporated by reference to exhibit 99.21 to the S-8 filing.
         10.62 Stock Option Agreement, dated September 15, 1993, between the Registrant and Stanley J. Pasarell. Incorporated by
                   reference to exhibit 99.22 to the S-8 filing.
         10.63     Separation and Release Agreement, dated as of December 1,
                   1994, between the Registrant and Peter Benz. (6)
         10.64 Letter Agreement, dated September 14, 1995, between the Registrant and Peter T. Benz. (7)
         10.65 Consulting Agreement and Mutual Release, dated as of March 1, 1995, between the Registrant and Steven R. Westlund. (7)
         10.66 Letter Agreement, dated November 30, 1995, between the Registrant and Steven Westlund. (7)
         10.67 The Vitafort International Corporation 1995 Stock Option Plan. Incorporated by reference to exhibit 99.01 to the S-8 filed by the Registrant on January 25, 1996 ("the January 1996 S-8").
         10.68 Form of Option granted to directors under The Vitafort International Corporation 1995 Stock Option Plan and schedule of grants to directors. Incorporated by reference to exhibit 99.02 to the January 1996 S-8.
         10.69 Employee Option granted to Mark Beychok under The Vitafort International Corporation 1995 Stock Option Plan. Incorporated by reference to exhibit 99.03 to the January 1996 S-8.
         10.70 Amendment, dated December 16, 1995, to the Employment Agreement between the Registrant and Mark Beychok. Incorporated by reference to exhibit 99.10 to the January 1996 S-8.
         10.71 Option Agreement, dated December 16, 1995, between the Registrant and Mark Beychok. Incorporated by reference to exhibit 99.11 to the January 1996 S-8.
         10.72 Conversion Agreement, dated as of December 30, 1995, between the Registrant and Mark Beychok. Incorporated by reference to exhibit 99.20 to the January 1996 S-8.
         10.73 Class A Option Agreement, dated as of December 30, 1995, between the Registrant and Mark Beychok. Incorporated by reference to exhibit 99.21 to the January 1996 S-8.
         10.74 Class B Option Agreement, dated as of December 30, 1995, between the Registrant and Mark Beychok. Incorporated by reference to exhibit 99.22 to the January 1996 S-8.

         22.       Subsidiaries of the Registrant:
                   (a)Nutrifish Corporation, a 90.5% owned California corporation(2)
                   (b)Salmon Distribution Subsidiary Inc., a 100% owned Maine corporation
                   (c)Vitafort Latin America, a 50% owned Delaware Corporation
         23.1      Consent of McKenna & Stahl, Attorneys ( Incorporated with
                   Exhibit 5.01  and Filed Herewith)
         23.2 Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants (Filed Herewith)

                            ------------------------------

         (1) Incorporated by reference to the same numbered exhibit to the Registrant's Registration Statement on Form S-18, file number 33-31883.

         (2) Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1990 and 1989 Form 10-K's .

         (3) Incorporated by reference to exhibits 1 & 2 to the Registrant's September 30, 1993 Form 10-QSB.

         (4) Incorporated by reference to exhibits 1 through 4 to the Registrant's August 7, 1993 Form 8-K.

         (5) Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1993 Form 10-KSB

         (6) Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1994 Form 10-KSB.

         (7) Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1995 Form 10-KSB.

ITEM 17.           UNDERTAKINGS.

A.       Rule 415 Undertakings.

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
                     Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       SUBSEQUENT EXCHANGE ACT FILINGS UNDERTAKINGS.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       INCORPORATED ANNUAL AND QUARTERLY REPORTS UNDERTAKINGS.

         The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus.

D.  INDEMNIFICATION UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 7th day of June, 1996.

                             VITAFORT INTERNATIONAL CORPORATION

                             By: /S/ Mark Beychok
                                 -----------------------------
                                 Mark Beychok, Chief Executive
                                 Officer and President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                    Title                              Date
- ---------                    -----                              ----

/S/ Sheldon Schrager         Chairman of the Board              June 7, 1996
- -----------------------
Sheldon Schrager


/S/ Mark Beychok             Chief Executive Officer,           June 7, 1996
- -----------------------      President, and Director
Mark Beychok


/S/ Stanley Parsarell        Director                           June 7, 1996
- -----------------------
Stanley Parsarell


/S/ Don Wohl                 Director                           June 7, 1996
- -----------------------
Don Wohl


                                  POWER OF ATTORNEY


         Each of the undersigned hereby constitutes and appoints Mark Beychok with full power of substitution and resubstitution, such person's true and lawful attorney-in-fact and agent, in such person's name and on such person's behalf, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                    Title                              Date
- ---------                    -----                              ----

/S/ Sheldon Schrager         Chairman of the Board              June 7, 1996
- -----------------------
Sheldon Schrager


/S/ Mark Beychok             Chief Executive Officer,           June 7, 1996
- -----------------------      President, and Director
Mark Beychok


/S/ Stanley Parsarell        Director                           June 7, 1996
- -----------------------
Stanley Parsarell


/S/ Don Wohl                 Director                           June 7, 1996
- -----------------------
Don Wohl

                                                                    Exhibit 5.1
                                                                   Exhibit 23.1
                               LEGAL OPINION & CONSENT

                                     Page 1 of 2

                                                                    Exhibit 5.1
                                                                   Exhibit 23.1
                               LEGAL OPINION & CONSENT

                                     Page 2 of 2

                                                                  Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Vitafort International Corporation;

We Consent to incorporation by reference in the registration statement on Form S-3 of Vitafort International Corporation of our report dated February 16, 1996, relating to the Consolidated balance sheets of Vitafort International Corporation and subsidiaries as of December 31, 1995, and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995 and the related schedule, which report appears in the December 31, 1995, annual report on Form 10-KSB of Vitafort International Corporation.

                             KPMG PEAT MARWICK LLP

Los Angeles, California
June 10, 1996

                              INDEX TO EXHIBITS

                                                                    SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBER   DESCRIPTION OF DOCUMENT                                        PAGE
- -------  -----------------------                                    ------------

 3.1     Certificate of Incorporation of Registrant(1)
 3.2     By-laws of Registrant(1)
 3.3     Agreement and Plan of Merger between the Registrant and
         Vitafort International Corporation, a California
         corporation(1)
 3.4     Certificate of Designation - Series A Preferred Stock(5)
 3.5     Certificate of Designation - Series B Preferred Stock(5)
 3.6     Certificate of Amendment to the Certificate of
         Incorporation, November 1991(5)
 3.7     Certificate of Designation - Series C Preferred Stock(5)
 3.8     Certificate of Amendment to the Certificate of
         Incorporation, filed February 8, 1994(6)
 3.9     Certificate of Designation - Series D Preferred Stock(6)
 3.10    Certificate of Amendment to the Certificate of Incorporation,
         filed November, 1995. Incorporated by reference to Exhibit
         4.10 filed with the Registrant's Registration Statement on
         Form S-8 filed January 25, 1996 File Number 33-300435 (the
         "January 1996 S-8").
 4.1     Specimen Stock Certificate(1)
 4.2     Specimen Redeemable Common Stock Purchase Warrant(1)
 4.3     Form of Warrant Agreement(1)
 4.4     Proposed form of Underwriters Warrant Agreement(1)
 4.6     Warrant Extension Agreement, December 18, 1992(5)
 4.7     Warrant Extension Agreement, December 18, 1994(6)
 4.8     Warrant Extension Agreement, January 18, 1995(6)
 4.9     Warrant Extension Agreement, April 3, 1995(6)
 4.10    Warrant Extension Agreement, May 3, 1995. Incorporated by
         reference to Exhibit 4.18 to the January 1996 S-8.
 4.11 Warrant Extension Agreement, June 15, 1995. Incorporated by reference to Exhibit 4.19 to the January 1996 S-8.
 4.12 Warrant Extension Agreement, July 17, 1995. Incorporated by reference to Exhibit 4.20 to the January 1996 S-8.
 4.13    Warrant Extension Agreement, August 16, 1995. Incorporated
         by reference to Exhibit 4.21 to the 1996 S-8.
 4.14    Warrant Extension Agreement, December 31, 1995. Incorporated
         by reference to Exhibit 4.22 to the January 1996 S-8
 4.15 Warrant Extension Agreement, April 30, 1996. Incorporated by reference to exhibit 4.23 in the S-8 filed by the Registrant on May 22, 1996 ("the May 1996 S-8")
 4.16    Certificate of Elimination for Series A Preferred Stock,
         April 26, 1996. Incorporated by reference to exhibit 4.24
         in the May 1996 S-8
 4.17    Certificate of Elimination for Series D Preferred Stock,
         May 6, 1996. Incorporated by reference to exhibit 4.25 in
         the May 1996 S-8
 5.1     Legal Opinion of McKenna & Stahl. (Filed Herewith)             30-31
10.1     Loan Agreement, dated August 19, 1988, between the
         Registrant and Bishop Capital, L.P. and promissory
         note in the principal amount of $150,000(1)
10.2     License Agreement, dated April 25, 1986, between the
         Registrant and Crystal Geyser Water Registrant and amendment, dated January 7, 1988(1)
10.3     Demand Promissory Note, dated July 10, 1987, from
         Registrant to Joseph R. Daly in the principal amount of $300,000 and Modification, dated October 11, 1989(1)

                                                                    SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBER   DESCRIPTION OF DOCUMENT                                        PAGE
- -------  -----------------------                                    ------------
10.4 License Agreement, dated as of October 9, 1987, between the Registrant and Good Health Beverage, Inc. and amendment, dated November 23, 1988(1)
10.5 Product Development Agreement, dated as of January 21, 1988, between the Registrant and International Multifoods, Inc.(1)
10.6 Beverage Agreement, dated as of October 31, 1988, between the Registrant and PowerBurst Corporation(1)
10.7 Amended and Restated Agreement, dated August 2, 1989, between the Registrant and Vitafort Far East Co., Ltd.(1)
10.8     Agreement, dated August 11, 1989, between Barry Saltzman, M.D.
         and Yoshio Tanaka(1)
10.9     Lease, dated June 13, 1988, between Registrant and Shelterpoint
         Equities, Ltd. for offices at 591 Redwood Highway, Mill Valley, California(1)
10.10 Agreement, dated July 25, 1989, between Nutrifish Corporation and Mt. Lassen Trout Farms(1)
10.11 Salmon Rondelles Joint Development and Marketing Agreement, dated as of September 18, 1989, between Nutrifish Corporation and Norwegian Seafoods, Inc.(1)
10.12 Whole Salmon Joint Development and Marketing Agreement, dated as of September 26, 1989, between Nutrifish Corporation and
         Norwegian Seafoods, Inc.(1)
10.13 Employment Agreement, dated September 13, between the Registrant and Barry K. Saltzman(1)
10.14 Employment Agreement, dated September 13, between the Registrant and Jeffrey Lewenthal(1)
10.15    The Registrant's 1989 Stock Option Plan(1)
10.16    Stock Option Agreement, dated as of July 17, 1989 between the
         Registrant and Jeffrey Lewenthal(1)
10.17    Secrecy Agreement, dated as of May 2, 1986, between the
         Registrant and Hoffman-LaRoche, Inc.(1)
10.18 Joint Venture Agreement, dated September 29, 1989, between the Registrant and Agrolife Technologies, Inc.(1)
10.19    Consulting Agreement, dated September 13, 1989, between the
         Registrant and Randall S. Reis(1)
10.20 Loan Agreement, dated June 15, 1989, between Union Bank and Joseph R. Daly(1)
10.21    Form of Employee Confidentiality Agreement.(2)
10.23 Form of Escrow Agreement by and among the Registrant, Gilford Securities Corp., and certain stockholders of Registrant(1)
10.24    Promissory Note, made November 21, 1989, by Nutrifish
         Corporation and payable to Joseph R. Daly(1)
10.25 Right of First Refusal Agreement, dated November 21, 1989, between Nutrifish Corporation and Joseph R. Daly(1)
10.26 Production License Agreement for Nutrifish Norwegian Salmon, dated February 2, 1990, between Nutrifish Corporation and
         Norwegian Seafoods, Inc.(2)
10.27    Test Market Agreement, dated December 19, 1989, between
         International Multifoods Corporation and the Registrant.(2)
10.28    Amendment, dated as of December 19, 1989, to the Product
         Development Agreement between International Multifoods
         Corporation and the Registrant.(2)

                                                                    SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBER   DESCRIPTION OF DOCUMENT                                        PAGE
- -------  -----------------------                                    ------------
10.29 Consulting Agreement, dated February 21, 1990, between the Registrant and Joseph R. Daly.(2)
10.30    License Agreement between the Registrant and Nulaid Foods,
         Inc., dated April 30, 1990.(2)
10.31    License Agreement between the Registrant and Vitafort Latin
         America, dated July 30, 1990.(2)
10.32    Termination Agreement between the Registrant and Jeffrey D.
         Lewenthal, dated September 12, 1990.(2)
10.33    Settlement Agreement and Full Release between Nicholas J.
         Caputo and Registrant, dated October 4, 1990.(2)
10.34    Employment Agreement between the Registrant and Stephen D.
         Clow, dated December 1, 1990.(2)
10.35    Employment Agreement between the Registrant and Frank A.
         Corsini, dated January 2, 1991.(2)
10.36    Stock Option Agreement between the Registrant and Stephen D.
         Clow, dated January 2, 1991.(2)
10.37    Stock Option Agreement between the Registrant and Frank A.
         Corsini, dated January 2, 1991.(2)
10.38    Letter Agreement, dated February 1, 1991, amending Consulting
         Agreement between the Registrant and Joseph R.  Daly.(2)
10.39 Letter Agreement, dated March 12, 1991, between the Registrant and Joseph R. Daly regarding debt reorganization.(2)
10.40 Consulting Agreement between Norman Kretchmer, M.D., Ph.D., and the Registrant, dated December 20, 1988.(2)
10.41    Settlement Agreement between the Registrant and PowerBurst
         Corporation, dated September 23, 1991.(2)
10.42    Subscription Agreement between the Registrant and Societe
         Anonyme Financier Industrielle et Garantie, dated
         November 1, 1991. Incorporated by reference to Exhibit 1 to the Registrant's Report on Form 8-K dated November 1,
         1991.
10.43    Exclusive Distribution Agreement between Registrant and
         Chicago Fish House, dated June 13, 1991.(2)
10.44    Larry Lucas Settlement Agreement, dated March 25, 1993.(5)
10.45    Frank Corsini, Separation Agreement, dated May 18, 1993.(5)
10.46    Agreement dated October 5, 1993 between the Registrant and
         Second Nature Technologies, Inc.(3)
10.47    Food and Beverage Technology Agreement(3)
10.48 Asset Purchase and Sale Agreement, dated as of June 7, 1993 by and among Crystal Clear Farms, Inc., a Maine corporation, the Registrant and Salmon Distribution Subsidiary, Inc. a
         Maine corporation which was formerly known as Crystal Clear
         Farms, Inc.(4)
10.49    Temporary Operating Agreement dated June 7, 1993 by and among
         Samuel L. Thompson & Associates, Inc., a Maine corporation, the Registrant and Crystal Clear Farms, Inc. a Maine corporation (now known as Salmon Distribution Subsidiary,
         Inc.)(4)
10.50 Non-Competition Agreement dated July 27, 1993 by and between the Registrant and Crystal clear farms, Inc., a Maine corporation.(4)
10.51 Employment Agreement dated as of November 29, 1993, between the Registrant and Steven Westlund. Incorporated by reference to exhibit 99.01 to Form S-8 filed by the Registrant on March 4, 1994 ("The S-8 filing").

                                                                    SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBER   DESCRIPTION OF DOCUMENT                                        PAGE
- -------  -----------------------                                    ------------
10.52 Stock Option Agreement dated as of November 29, 1993 between the Registrant and Steven Westlund. Incorporated by reference to exhibit 99.02 to the S-8 filing.
10.53 Stock Option Agreement dated as of September 15, 1993 between the Registrant and Steven Westlund. Incorporated by reference to exhibit 99.03 to the S-8 filing.
10.54    Employment Agreement dated as of November 29, 1993 between the
         Registrant and Peter Benz. Incorporated by reference to
         exhibit 99.04 to the S-8 filing.
10.55 Stock Option Agreement dated as of November 29, 1993 between the Registrant and Peter Benz. Incorporated by reference to exhibit 99.05 to the S-8 filing.
10.56 Employment Agreement dated as of November 29, 1993 between the Registrant and Mark Beychok. Incorporated by reference to exhibit 99.06 to the S-8 filing.
10.57 Stock Option Agreement dated as of November 29, 1993 between the Registrant and Mark Beychok. Incorporated by reference to exhibit 99.07 to the S-8 filing
10.58 Stock Option Agreement dated as of September 15, 1993 between the Registrant and Mark Beychok. Incorporated by reference to exhibit 99.08 to the S-8 filing.
10.59 Consulting Agreement dated as of November 29, 1993 between the Registrant and Herman Jacobs. Incorporated by reference to exhibit 99.09 to the S-8 filing.
10.60 Stock Option Agreement dated as of November 29, 1993 between the Registrant and Herman Jacobs. Incorporated by reference to exhibit 99.10 to S-8 filing.
10.61    Vitafort International Corporation 90 Day Operating Plan.
         Incorporated by reference to exhibit 99.21 to the S-8 filing.
10.62 Stock Option Agreement, dated September 15, 1993, between the Registrant and Stanley J. Pasarell. Incorporated by reference to exhibit 99.22 to the S-8 filing.
10.63    Separation and Release Agreement, dated as of December 1,
         1994, between the Registrant and Peter Benz. (6)
10.64    Letter Agreement, dated September 14, 1995, between the
         Registrant and Peter T. Benz. (7)
10.65    Consulting Agreement and Mutual Release, dated as of March 1,
         1995, between the Registrant and Steven R. Westlund. (7)
10.66    Letter Agreement, dated November 30, 1995, between the
         Registrant and Steven Westlund. (7).
10.67    The Vitafort International Corporation 1995 Stock Option
         Plan. Incorporated by reference to exhibit 99.01 to the S-8 filed by the Registrant on January 25, 1996 ("the January
         1996 S-8").
10.68    Form of Option granted to directors under The Vitafort
         International Corporation 1995 Stock Option Plan and schedule of grants to directors. Incorporated by reference to exhibit 99.02 to the January 1996 S-8.
10.69    Employee Option granted to Mark Beychok under The Vitafort
         International Corporation 1995 Stock Option Plan.
         Incorporated by reference to exhibit 99.03 to the January 1996 S-8.

                                                                    SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBER   DESCRIPTION OF DOCUMENT                                        PAGE
- -------  -----------------------                                    ------------
10.70    Amendment, dated December 16, 1995, to the Employment
         Agreement between the Registrant and Mark Beychok.
         Incorporated by reference to exhibit 99.10 to the January
         1996 S-8.
10.71    Option Agreement, dated December 16, 1995, between the
         Registrant and Mark Beychok. Incorporated by reference to
         exhibit 99.11 to the January 1996 S-8.
10.72    Conversion Agreement, dated as of December 30, 1995,
         between the Registrant and Mark Beychok. Incorporated
         by reference to exhibit 99.20 to the January 1996 S-8.
10.73    Class A Option Agreement, dated as of December 30, 1995,
         between the Registrant and Mark Beychok. Incorporated
         by reference to exhibit 99.21 to the January 1996 S-8.
10.74    Class B Option Agreement, dated as of December 30, 1995,
         between the Registrant and Mark Beychok. Incorporated
         by reference to exhibit 99.22 to the January 1996 S-8.
22.      Subsidiaries of the Registrant:
           (a)Nutrifish Corporation, a 90.5% owned California
           corporation(2)
           (b)Salmon Distribution Subsidiary Inc., a 100% owned
           Maine corporation
           (c)Vitafort Latin America, a 50% owned Delaware Corporation
23.1     Consent of McKenna & Stahl, Attorneys (Incoorporated with         30-31
         Exhibit 5.01  and Filed Herewith)
23.2     Consent of KPMG Peat Marwick LLP, Independent Certified             32
         Public Accountants (Filed Herewith)

                            ------------------------------

  (1) Incorporated by reference to the same numbered exhibit to the Registrant's Registration Statement on Form S-18, file number 33-31883.

  (2) Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1990 and 1989 Form 10-K's .

  (3) Incorporated by reference to exhibits 1 & 2 to the Registrant's September 30, 1993 Form 10-QSB.

  (4) Incorporated by reference to exhibits 1 through 4 to the Registrant's August 7, 1993 Form 8-K.

  (5) Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1993 Form 10-KSB

  (6) Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1994 Form 10-KSB.

  (7) Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1995 Form 10-KSB.